UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2011

Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 N Jefferson Street Springdale, Arkansas	72764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 20, 2011, Advanced Environmental Recycling Technologies, Inc. (“AERT”) and H.I.G. AERT, LLC (“H.I.G.”), an affiliate of H.I.G. Capital, LLC, amended certain Credit Agreement terms dated as of March 18, 2011. This amended Credit Agreement (the “Second Amendment”) will increase the Series B Term Loan Commitment by $5,000,000 to an aggregate commitment of $14,000,000.

Upon entering into the modified agreement, Liberty Bank and H.I.G. agreed that the incurrence by the Company of the indebtedness relating to the H.I.G Credit Agreement shall not constitute a default or event of default under the Liberty Bank Loan Documents (as defined in the Intercreditor Agreement).

Item 9.01	Financial Statements and Exhibits

    10.13                                Second Amendment to Credit Agreement

    10.14                                Acknowledgment to Second Amendment to Credit Agreement

    10.15                                Amended and Restated Series B Term Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:	/s/ Joe Brooks
Joe Brooks
Chairman and Chief Executive Officer

Date: October 20, 2011